 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act	Name of exchange on which registered	Trading symbol
Ordinary shares, par value $0.25	Nasdaq Capital Market	RWLK

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information regarding the Purchase Agreement set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On December 31, 2019, ReWalk Robotics Ltd. (the “Company” or “ReWalk”) entered into an engagement agreement (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”), pursuant to which H.C. Wainwright agreed to act as the Company’s exclusive placement agent on a reasonable best efforts basis in connection with a public offering (the “Offering”) of units of the Company. On February 3, 2020, the parties entered into an amendment to the Engagement Letter (the “Amendment to the Engagement Letter”). Pursuant to the Engagement Letter, as amended, the Company agreed to pay H.C. Wainwright a cash fee of 7.5% and a management fee of 1.0% of the aggregate gross proceeds of the Offering and to issue H.C. Wainwright warrants to purchase a number of Ordinary Shares of the Company equal to 6.0% of the aggregate number of Ordinary Shares placed in the Offering at a price per share equal to 125% of the offering price to the public per share. The Company also agreed to reimburse H.C. Wainwright for its expenses in connection with the Offering on a non-accountable basis in an amount equal to $35,000, up to $90,000 for legal fees and expenses and $10,000 for clearing expenses. The Engagement Letter and the Amendment to the Engagement Letter are attached to this report as Exhibits 10.3 and 10.4, respectively.

On January 30, 2020, the Company commenced a public offering of units. On February 5, 2020, the Company announced the pricing of the Offering of an aggregate of 5,600,000 of common units and pre-funded units (collectively, the “Units”) at a public offering price of $1.25 per common unit and $1.249 per pre-funded unit. Each common unit consists of one ordinary share, par value NIS 0.25 per share (each, an “Ordinary Share”) and one common warrant to purchase one Ordinary Share (each, a “Common Warrant”). Each pre-funded unit consists of one pre-funded warrant to purchase one Ordinary Share (each, a “Pre-Funded Warrant”) and one Common Warrant. A copy of the pricing press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The Offering was made under an effective registration statement on Form S-1 (File No. 333-235932) (the “Form S-1”) filed with the Securities and Exchange Commission (the “Commission”) and declared effective on February 5, 2020.

In connection with the Offering, on February 5, 2020, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors in the Offering (the “Purchasers”). On February 7, 2020, the parties entered into an amendment to the Purchase Agreement (the “Amendment to the Purchase Agreement”). The form of Purchase Agreement and Amendment to the Purchase Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively. The net proceeds to the Company from the Offering are expected to be approximately $7.0 million, before deducting placement agent fees and estimated offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for (i) sales, marketing and reimbursement expenses related to market development activities of the ReStore™ device and broadening third-party payor coverage for the ReWalk Personal device, (ii) research and development costs related to developing the Company’s lightweight exo-suit technology for various lower limb disabilities, including stroke and other indications affecting the ability to walk as well as continued development of its spinal cord injury device, and (iii) general corporate purposes. The Offering closed on February 10, 2020. A copy of the closing press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to issue to H.C. Wainwright or its designees warrants to purchase up to 336,000 Ordinary Shares (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the effective date of the Form S-1, at a price per share equal to $1.5625.

The Company agreed, pursuant to the Engagement Letter and the Purchase Agreement, to certain restrictions on the issuance and sale of its ordinary shares, or any securities convertible into, or exercisable or exchangeable for, ordinary shares, for 90 days following the closing of the Offering (the “Lock-up Period”). These lock-up restrictions do not apply to, in addition to certain customary exceptions, the Company’s (i) the issuance of equity or debt securities pursuant to acquisitions or strategic transactions or partnerships approved by a majority of our disinterested directors, (ii) the offer, grant, issuance or sale of equity or debt securities in financings with certain strategic investors or certain debt refinancing transactions, or (iii) the issuance of ordinary shares under the Investment Agreement with Timwell or any substantially similar new agreement with Timwell Corporation Limited or any of its affiliates; provided, that in each case, such securities are issued as “restricted securities” (as defined in Rule 144 under the Securities Act) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-up Period.

The Company also agreed for a period of six months following the closing date of the Offering not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, ordinary shares at a conversion price, exercise price or exchange price which floats with the trading price of our ordinary shares or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby we may issue securities at a future-determined price. This agreement does not apply to the offer, issuance or sale by ReWalk of Ordinary Shares in the Company’s “at-the-market” offering program under the equity distribution agreement, dated May 9, 2016, as amended on May 9, 2019, with Piper Jaffray & Co. as placement agent, or any new program with the same agent with substantially similar terms following the 90-day Lock-up Period.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The foregoing descriptions of the Engagement Letter, the Amendment to the Engagement Letter, the Common Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, the Purchase Agreement and the Amendment to the Purchase Agreement are qualified in their entirety by reference to the full text of the respective agreements, which are attached as Exhibits 10.3, 10.4, 4.1, 4.2, 4.3, 10.1 and 10.2 hereto and incorporated by reference herein.

Forward-Looking Statements

In addition to historical information, this Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include those relating to the public offering of ReWalk’s Units, including as to the expected proceeds from the offering, projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this Report are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s management’s conclusion, and its independent registered public accounting firm’s statement in its opinion relating to its consolidated financial statements for the fiscal year ended December 31, 2018, that there is a substantial doubt as to the Company’s ability to continue as a going concern; ReWalk’s ability to have sufficient funds to meet certain future capital requirements, which could impair the Company’s efforts to develop and commercialize existing and new products; ReWalk’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to establish a pathway to commercialize its products in China; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk’s ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; the outcome of ongoing shareholder class action litigation relating to its initial public offering; ReWalk’s compliance with medical device reporting regulations to report adverse events involving the Company’s products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of the FDA, potential regulatory developments with respect to its mandatory 522 postmarket surveillance study; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company’s IT systems significantly disrupting its business operations; the impact of substantial sales of the Company’s shares by certain shareholders on the market price of the Company’s ordinary shares; ReWalk’s ability to use effectively the proceeds of its offerings of securities; the risk of substantial dilution resulting from the periodic issuances of ReWalk’s ordinary shares; the impact of the market price of the Company’s ordinary shares on the determination of whether it is a passive foreign investment company; and other factors discussed under the heading “Risk Factors” in ReWalk’s Registration Statement on Form S-1 (File No. 333-235932) filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this Report speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

No.	Description
4.1	Form of Common Warrant.
4.2	Form of Pre-Funded Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement.^#
10.2	Form of Amendment No. 1 to Securities Purchase Agreement by and among the Company and the purchasers party thereto.
10.3	Engagement Letter, dated December 31, 2019 between the Company and H.C. Wainwright & Co., LLC. (incorporated by reference to Exhibit 10.45 to the Company’s registration statement on Form S-1/A (File No. 333-235932), filed with the SEC on January 30, 2020).^
10.4	Amendment No. 1 to the Engagement Letter, dated February 3, 2020, between the Company and H.C. Wainwright & Co., LLC. (incorporated by reference to Exhibit 10.46 to the Company’s registration statement on Form S-1/A (File No. 333-235932), filed with the SEC on February 4, 2020).^
99.1	Pricing press release, dated February 6, 2020.
99.2	Closing press release, dated February 10, 2020.

^	Portions of this agreement (indicated by asterisks) have been omitted under rules of the U.S. Securities and Exchange Commission permitting the confidential treatment of select information, because such portions are not material and would be competitively harmful if publicly disclosed.

#	The schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Ori Gon
Name:	Ori Gon
Title:	Chief Financial Officer

Dated: February 10, 2020

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